UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ZIOPHARM ONCOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZIOPHARM COMMENTS ON DELAY OF WATERMILL’S STATED CONSENT DEADLINE

Ziopharm Recommends Shareholders Return the GREEN Consent Revocation Card

BOSTON, December 11, 2020 – Ziopharm Oncology, Inc. (Nasdaq: ZIOP) (“Ziopharm” or the “Company”), today issued a statement in connection with the consent solicitation (the “Consent Solicitation”) initiated by WaterMill Asset Management Corp., Mr. Robert W. Postma and certain other individuals (collectively, “WaterMill”) following the delay of the original December 11 deadline set by WaterMill for Ziopharm shareholders to deliver written consents in support of the Consent Solicitation. Ziopharm continues to strongly recommend shareholders sign and return the Company’s GREEN Consent Revocation Card.

The statement is as follows:

“We have been informed that WaterMill has requested to delay the voting deadline until December 15, a clear sign that it does not appear to have the level of shareholder support for its proposals it claimed to have. As has been the case since this process commenced in mid-October, Ziopharm’s Board and management team remain fully committed to acting in the best interest of shareholders and have relayed the Company’s willingness to reach an amicable resolution with WaterMill. It is our preference to resolve this matter amicably so we can continue to focus on our important progress toward developing therapies that could treat the millions of people globally diagnosed with a solid tumor each year.”

Information related to the Consent Solicitation can be found at www.ZiopharmForward.com.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with a solid tumor each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology with a goal to treat any type of solid tumor. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a precisely controlled IL-12 gene therapy, and rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic partnerships with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and others. For more information, please visit www.ziopharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the business strategy, plans and objectives of Ziopharm management and expectations as to and beliefs about the Consent Solicitation initiated by WaterMill. Forward-looking statements include all statements that are not historical facts, and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such risks and uncertainties include, among others, the impact and results of the Consent Solicitation and other activities by WaterMill and/or other investors, the risks and uncertainties disclosed in Ziopharm’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as well as discussions of potential risks, uncertainties and other important factors in any subsequent filings by Ziopharm with the Securities and Exchange Commission (the “SEC”). All information in this press release is as of the date hereof, and Ziopharm undertakes no duty to update the information, except as required by law.

Important Additional Information and Where to Find It

Ziopharm has filed a definitive consent revocation statement (the “Consent Revocation Statement”) together with a GREEN consent revocation card with the SEC in connection with the Consent Solicitation. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZIOPHARM FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Statement (including the GREEN consent revocation card), any amendments or supplements thereto and any other documents that Ziopharm files with the SEC from the SEC’s website (http://www.sec.gov) or from Ziopharm’s website (www.ziopharm.com) by clicking on “Investors” and then “SEC Filings.”

Investor Relations Contacts:

Adam D. Levy, PhD, MBA
EVP, Investor Relations and Corporate Communications
(508) 552-9255
alevy@ziopharm.com

Michael Verrechia

Morrow Sodali

(212) 300-2476

m.verrechia@morrowsodali.com

Media Relations Contacts:

Chris Kittredge, Andrew Cole and Zachary Tramonti

Sard Verbinnen & Co.

Ziopharm-SVC@sardverb.com